                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM 8-K/A-1

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                       September 2, 1999 (June 21, 1999)
                       ---------------------------------



                                  AMSURG CORP.
             (Exact Name of Registrant as Specified in its Charter)


            TENNESSEE                    000-22217              62-1493316
 (State or other jurisdiction of        (Commission          (I.R.S. employer
  incorporation or organization)        File Number)         identification no.)


           20 BURTON HILLS BOULEVARD
             NASHVILLE, TENNESSEE                                    37215
   (Address of principal executive offices)                       (Zip code)


                                 (615) 665-1283
              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

       This Form 8-K/A-1 includes the following financial information required to be filed pursuant to Item 7 (Financial Statements and Exhibits) of the Current Report on Form 8-K dated June 21, 1999:

(a)    Financial Statements of Business Acquired:

       Independent Auditors' Report.
       Balance Sheets of Northside Gastroenterology Endoscopy Center as of
           December 31, 1998 and June 15, 1999 (unaudited).
       Statements of Earnings and Retained Earnings of Northside
           Gastroenterology Endoscopy Center for the year ended December 31, 1998, the six months ended June 30, 1998 (unaudited) and the period ended June 15, 1999 (unaudited).
       Statements of Cash Flows of Northside Gastroenterology Endoscopy Center for the year ended December 31, 1998, the six months ended June 30, 1998 (unaudited) and the period ended June 15, 1999 (unaudited).
       Notes to Financial Statements of Northside Gastroenterology Endoscopy
           Center.

(b)    Pro Forma Financial Information:

       Unaudited Pro Forma Combined Statements of Operations for the year ended
           December 31, 1998 and the six months ended June 30, 1999.
       Notes to Unaudited Pro Forma Combined Statements of Operations.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Members
Northside Gastroenterology Endoscopy Center
Indianapolis, Indiana

We have audited the accompanying balance sheet of Northside Gastroenterology Endoscopy Center as of December 31, 1998, and the related statement of earnings and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Northside Gastroenterology Endoscopy Center as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP

Nashville, Tennessee
August 26, 1999

                   NORTHSIDE GASTROENTEROLOGY ENDOSCOPY CENTER
                                 BALANCE SHEETS


                                                                                  DECEMBER 31,    JUNE 15,
                                                                                     1998           1999
                                                                                  ------------    --------
                                                                                                 (UNAUDITED)
ASSETS

Current assets:
     Cash and cash equivalents ...............................................      $ 53,617      $306,857
     Accounts receivable, net of allowance of $77,961 and $94,955 (unaudited),
       respectively ..........................................................       339,279       320,026
     Supplies inventory ......................................................        12,636        17,640
     Prepaid and other current assets ........................................         5,605         7,305
                                                                                    --------      --------

              Total current assets ...........................................       411,137       651,828

Property and equipment, net (note 2) .........................................       368,837       338,511
                                                                                    --------      --------

              Total assets ...................................................      $779,974      $990,339
                                                                                    ========      ========

LIABILITIES AND MEMBERS' EQUITY

Current liabilities:
     Current portion of long-term debt (note 3) ..............................      $112,689      $114,425
     Accounts payable ........................................................        30,395        48,443
     Accrued expenses ........................................................         9,209         9,768
                                                                                    --------      --------

              Total current liabilities ......................................       152,293       172,636

Long-term debt (note 3) ......................................................       417,895       402,582

Members' equity:
     Contributed capital .....................................................           500           500
     Retained earnings .......................................................       209,286       414,621
                                                                                    --------      --------

              Total members' equity ..........................................       209,786       415,121
                                                                                    --------      --------

Commitments (note 4)

              Total liabilities and members' equity ..........................      $779,974      $990,339
                                                                                    ========      ========







See accompanying notes to the financial statements.

                   NORTHSIDE GASTROENTEROLOGY ENDOSCOPY CENTER
                  STATEMENTS OF EARNINGS AND RETAINED EARNINGS


                                                                                     SIX MONTHS
                                                                  YEAR ENDED           ENDED           PERIOD ENDED
                                                                  DECEMBER 31,        JUNE 30,            JUNE 15,
                                                                     1998               1998                1999
                                                                  -----------        ----------        ------------
                                                                                     (UNAUDITED)        (UNAUDITED)
Revenues .................................................        $ 2,073,336         $ 856,263         $ 1,064,724

Operating expenses:
     Salaries and benefits ...............................            575,813           237,055             264,754
     Medical supply and drug costs .......................            161,432            66,460              94,796
     Other operating expenses ............................            374,973           164,502             213,552
     Depreciation ........................................            145,527            68,680              62,979
                                                                  -----------         ---------         -----------

         Total operating expenses ........................          1,257,745           536,697             636,081
                                                                  -----------         ---------         -----------

         Operating income ................................            815,591           319,566             428,643

Interest expense, net of interest income of $4,260, $2,203
     (unaudited) and $4,596 (unaudited), respectively ....             41,586            25,188              13,833
                                                                  -----------         ---------         -----------

         Net earnings ....................................            774,005           294,378             414,810

Beginning retained earnings ..............................            128,781           128,781             209,286

Distributions ............................................           (693,500)         (156,750)           (209,475)
                                                                  -----------         ---------         -----------

         Ending retained earnings ........................        $   209,286         $ 266,409         $   414,621
                                                                  ===========         =========         ===========




















See accompanying notes to the financial statements.

                   NORTHSIDE GASTROENTEROLOGY ENDOSCOPY CENTER
                            STATEMENTS OF CASH FLOWS


                                                                                      SIX MONTHS
                                                                      YEAR ENDED         ENDED          PERIOD ENDED
                                                                     DECEMBER 31,       JUNE 30,          JUNE 15,
                                                                         1998            1998              1999
                                                                     ------------     -----------       -----------
                                                                                      (UNAUDITED)       (UNAUDITED)
Cash flows from operating activities:
     Net earnings ...........................................        $ 774,005         $ 294,378         $ 414,810
     Adjustments to reconcile net earnings to net cash flows
     provided by operating activities:
         Depreciation and amortization ......................          145,527            68,680            62,979
         Increase (decrease) in cash, due to change in:
              Accounts receivable, net ......................          (65,940)           34,076            19,253
              Supplies inventory ............................           (2,839)           (1,753)           (5,004)
              Other assets ..................................               --                --            (1,700)
              Accounts payable ..............................            5,364             2,882            18,048
              Accrued expenses ..............................            3,304            (1,918)              559
                                                                     ---------         ---------         ---------

              Net cash flows provided by operating activities          859,421           396,345           508,945

Cash flows used by investing activities-
     Acquisition of property and equipment ..................          (62,290)          (21,049)          (32,653)

Cash flows from financing activities:
     Proceeds from long-term borrowings .....................           40,000                --            32,286
     Payments on long-term borrowings .......................         (104,160)          (54,914)          (45,863)
     Distributions ..........................................         (693,500)         (156,750)         (209,475)
                                                                     ---------         ---------         ---------

              Net cash flows used by financing activities ...         (757,660)         (211,664)         (223,052)
                                                                     ---------         ---------         ---------

Net increase in cash and cash equivalents ...................           39,471           163,632           253,240
Cash and cash equivalents, beginning of period ..............           14,146            14,146            53,617
                                                                     ---------         ---------         ---------

Cash and cash equivalents, end of period ....................        $  53,617         $ 177,778         $ 306,857
                                                                     =========         =========         =========


SUPPLEMENTAL CASH FLOW INFORMATION:

Cash paid for interest ......................................        $  46,105         $  27,650         $  18,329
                                                                     =========         =========         =========














See accompanying notes to the financial statements.

                   NORTHSIDE GASTROENTEROLOGY ENDOSCOPY CENTER
                          NOTES TO FINANCIAL STATEMENTS
  YEAR ENDED DECEMBER 31, 1998, SIX MONTHS ENDED JUNE 30, 1998 (UNAUDITED) AND
                     PERIOD ENDED JUNE 15, 1999 (UNAUDITED)


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.       ORGANIZATION

         Northside Gastroenterology Endoscopy Center (the "Center") is owned and operated by a group of physicians who perform endoscopy procedures at the Center through their related physician practice. The Center and the affiliated physician practice operate out of the same facility. The Center was organized as part of the associated physician practice until September 1998, at which time the net assets and operations were contributed into Northside Gastroenterology Endoscopy Center, LLC, an Indiana limited liability company. The accompanying financial statements have been prepared on the accrual basis of accounting from the separate records maintained by the Center, reflect the operations of the Center only and do not include activities of the physician practice.

B.       CASH AND CASH EQUIVALENTS

         Cash and cash equivalents are comprised principally of demand deposits at banks and other highly liquid short-term investments with maturities less than three months when purchased.

C.       REVENUE RECOGNITION

         Revenues consist of amounts billed for the use of the Center's facilities billed directly to the patient or third-party payer. Revenues are reported at the estimated net realizable amounts from patients, third-party payers and others, including Medicare and Medicaid. Such revenues are recognized as the related services are performed. Contractual adjustments resulting from agreements with various organizations to provide services for amounts which differ from billed charges are recorded as deductions from patient service revenues. During 1998, approximately 26% of the Center's revenues were provided to patients covered under Medicare and Medicaid. Amounts that are determined to be uncollectible are charged against the allowance for uncollectible accounts.

D.       PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost. Depreciation for leasehold improvements is recognized under the straight-line method over the remaining term of the lease plus renewal options. Depreciation for equipment and furniture and fixtures is recognized over useful lives of three to seven years.

E.       EMPLOYEE BENEFIT PLANS

         The Center sponsors a profit sharing plan to which the Center may contribute a discretionary amount each year to be shared by eligible employees. The Center also sponsors a defined contribution plan to which the Center makes contributions on behalf of eligible employees based on a formula as defined by the plan. During the year ended December 31, 1998, six months ended June 30, 1998 (unaudited) and period ended June 15, 1999 (unaudited), the Center incurred costs of $58,020, $29,010 and 29,544, respectively, associated with these plans.

F.       INCOME TAXES

         No provision for income taxes has been reflected in the accompanying financial statements as a portion of the Center's operations in 1998 are included with the physician practice while the remainder of the Center's operations in 1998 and all of 1999 are included in a limited liability company. Accordingly, income taxes prior to the formation of the limited liability company have been assumed by the physician practice while income taxes subsequent to the formation of the limited liability company are the responsibility of the individual members of such limited liability company.

G.       MANAGEMENT ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

H.       UNAUDITED INTERIM INFORMATION

         The unaudited interim financial statements include all adjustments, consisting only of normal recurring adjustments, which management considers necessary for a fair presentation of the financial position and results of operations. The results of operations for the period ended June 15, 1999 are not necessarily indicative of the results that may be expected for a full year.

                   NORTHSIDE GASTROENTEROLOGY ENDOSCOPY CENTER
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED



(2)      PROPERTY AND EQUIPMENT

         Property and equipment at December 31, 1998 and June 15, 1999 are as follows:

                                                 DECEMBER 31,       JUNE 15,
                                                    1998              1999
                                                 ------------       ---------
                                                                   (UNAUDITED)
      Leasehold improvements .............        $ 340,681         $ 340,681
      Equipment ..........................          452,723           484,790
      Furniture and fixtures .............            9,807            10,393
                                                  ---------         ---------

               Total cost ................          803,211           835,864
      Depreciation .......................         (434,374)         (497,353)
                                                  ---------         ---------

               Property and equipment, net        $ 368,837         $ 338,511
                                                  =========         =========

(3)      LONG-TERM DEBT

         Long-term debt at December 31, 1998 and June 15, 1999 (unaudited) is comprised of notes with banks of $530,584 and $517,007, respectively, at rates ranging from 6.99% to 8.81% and are due in various monthly installments through 2003. The notes are secured by the assets of the Center. The Center also had an unused $25,000 line of credit at December 31, 1998.

         Principal payments required on long-term debt in the five years subsequent to December 31, 1998 are $112,689, $121,911, $131,898, $108,135 and
$55,951.

(4)      LEASES

         The Center operates under facilities leases that expire January 2002. Future minimum lease payments at December 31, 1998 are as follows:

             YEAR ENDED
            DECEMBER 31,
            ------------
                1999 ..........................................  $  79,798
                2000 ..........................................     79,798
                2001 ..........................................     79,798
                2002 ..........................................      6,650
                                                                 ---------
                        Total .................................  $ 246,044
                                                                 =========

         The Center incurred rent expense for the year ended December 31, 1998, the six months ended June 30, 1998 (unaudited) and the period ended June 15, 1999 (unaudited) of $67,277, $32,592 and $25,312, respectively.

(5)      SUBSEQUENT EVENT

         Effective June 15, 1999, AmSurg Holdings, Inc. ("Holdings"), a subsidiary of AmSurg Corp. ("AmSurg") acquired a 51% membership interest in Northside Gastroenterology Endoscopy Center, LLC.

         Pursuant to the terms of the Membership Purchase Agreement dated June 15, 1999, by and among Holdings, AmSurg and Northside Gastroenterology Endoscopy Center, LLC, Holdings paid an initial purchase price of $2,151,675 in cash and AmSurg issued to the Northside Gastroenterology Endoscopy Center, LLC 40,515 shares of its Class A Common Stock. The purchase price is subject to adjustment as set forth in the Membership Purchase Agreement.

                                  AMSURG CORP.
    UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION BASIS OF PRESENTATION



         The unaudited pro forma combined statements of operations of AmSurg Corp. for the year ended December 31, 1998 and six months ended June 30, 1999, are presented to show the effects of the acquisition of the majority interest in Northside Gastroenterology Endoscopy Center, LLC on June 21, 1999 and effective June 15, 1999, as if it had occurred on January 1, 1998. The pro forma information is based on the historical financial statements of the Company and the acquired center, giving effect to the acquisition under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma consolidated financial information. The allocation of the purchase price is preliminary, but management does not believe it will change materially.

         The unaudited pro forma financial information does not purport to represent what the Company's results of operations would actually have been had the transaction in fact occurred on the dates indicated above, nor to project the Company's financial position or results of operations for any future date or period. In the opinion of the Company's management, all adjustments necessary for a fair presentation have been made. This unaudited pro forma financial information should be read in conjunction with the accompanying notes and the consolidated financial statements of AmSurg Corp. and the related notes included in the Company's 1998 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

                                  AMSURG CORP.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
           (All amounts expressed in thousands, except per share data)


                                                                  NORTHSIDE
                                                               GASTROENTEROLOGY                        PRO FORMA
                                                                  ENDOSCOPY          PRO FORMA          COMBINED
                                                   HISTORICAL       CENTER          ADJUSTMENTS          TOTALS
                                                   ----------  ----------------     -----------        ---------
Revenues ....................................        $80,322        $2,073           $     --            $82,395

Operating expenses:
     Salaries and benefits ..................         22,947           576                 66 (1)         23,589
     Other operating expenses ...............         28,393           535                 --             28,928
     Depreciation and amortization ..........          6,568           146                 88 (2)          6,802
     Net loss on sale of assets .............          5,462            --                 --              5,462
                                                     -------        ------           --------            -------

         Total operating expenses ...........         63,370         1,257                154             64,781
                                                     -------        ------           --------            -------

         Operating income ...................         16,952           816               (154)            17,614

Minority interest ...........................         13,645            --                390 (3)         14,035
Other expenses:
     Interest expense, net of interest income          1,499            42                112 (4)          1,653
                                                     -------        ------           --------            -------

         Earnings before income taxes .......          1,808           774               (656)             1,926

Income tax expense ..........................          1,047            --                 45 (5)          1,092
                                                     -------        ------           --------            -------

         Net earnings .......................        $   761        $  774           $   (701)           $   834
                                                     =======        ======           ========            =======

Earnings per common share:
     Basic ..................................        $  0.06                                             $  0.07
     Diluted ................................        $  0.06                                             $  0.06

Weighted average number of shares and share
     equivalents outstanding:
     Basic ..................................         12,247                               41 (6)         12,288
     Diluted ................................         12,834                               41 (6)         12,875

                                  AMSURG CORP.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999
           (All amounts expressed in thousands, except per share data)


                                                                     NORTHSIDE
                                                                 GASTROENTEROLOGY                        PRO FORMA
                                                                    ENDOSCOPY          PRO FORMA          COMBINED
                                                   HISTORICAL         CENTER          ADJUSTMENTS          TOTALS
                                                   ----------    ----------------     -----------        ---------
Revenues .....................................        $ 48,071         $1,065           $     --            $ 49,136

Operating expenses:
     Salaries and benefits ...................          13,330            265                 30 (1)          13,625
     Other operating expenses ................          16,411            308                 --              16,719
     Depreciation and amortization ...........           3,414             63                 44 (2)           3,521
     Net gain on sale of assets ..............             (33)            --                 --                 (33)
                                                      --------         ------           --------            --------

         Total operating expenses ............          33,122            636                 74              33,832
                                                      --------         ------           --------            --------

         Operating income ....................          14,949            429                (74)             15,304

Minority interest ............................           9,151             --                207 (3)           9,358
Other expenses:
     Interest expense, net of interest income              435             14                 54 (4)             503
                                                      --------         ------           --------            --------

         Earnings before income taxes and
           cumulative effect of an accounting
           change ............................           5,363            415               (335)              5,443

Income tax expense ...........................           2,065             --                 32 (5)           2,097
                                                      --------         ------           --------            --------

         Net earnings before cumulative effect
           of an accounting change ...........           3,298            415               (367)              3,346

Cumulative effect of the change in the method
     in which pre-opening costs are recorded .            (126)            --                 --                (126)
                                                      --------         ------           --------            --------

         Net earnings ........................        $  3,172         $  415           $   (367)           $  3,220
                                                      ========         ======           ========            ========

Basic earnings per common share:
     Net earnings before cumulative effect of
       an accounting change ..................        $   0.23                                              $   0.23
     Net earnings ............................        $   0.22                                              $   0.22

Diluted earnings per common share:
     Net earnings before cumulative effect of
       an accounting change ..................        $   0.22                                              $   0.23
     Net earnings ............................        $   0.22                                              $   0.22

Weighted average number of shares and share
     equivalents outstanding:
     Basic ...................................          14,341                                37 (6)          14,378
     Diluted .................................          14,710                                37 (6)          14,747

                                  AMSURG CORP.
         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS



         On June 21, 1999 and effective June 15, 1999, the Company acquired a majority interest in Northside Gastroenterology Endoscopy Center, LLC. The accompanying pro forma combined statements of operations reflect the pro forma results of operations of the Company as if the surgery center had been acquired on January 1, 1998.

PRO FORMA ADJUSTMENTS

     1. To reflect additional corporate general and administrative salary costs as a result of an increase in the number of centers managed.

     2. To reflect amortization of additional excess of cost over net assets of purchased operations based on a 25-year amortization period.

     3. To reflect minority owner's interest in earnings of acquired operations.

     4. To reflect interest expense on acquisition-related borrowings, net of a reduction in interest income on cash and cash equivalents used in the acquisition and interest expense of the acquired entity on indebtedness not assumed.

     5. To record estimated additional federal and state income taxes at a combined statutory rate of 40% in 1998 and 38.5% in 1999, as a result of the incremental increase in earnings before income taxes.

     6. To reflect weighted average shares outstanding for stock issued in acquisition.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.

                           AMSURG CORP.


Date: September 2, 1999    By: /s/ Claire M. Gulmi
                               -------------------------------------------------
                               CLAIRE M. GULMI

                               Senior Vice President and Chief Financial Officer (Principal Financial and Duly Authorized Officer)